EXHIBIT(a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

ENPATH MEDICAL, INC.

Pursuant to the Offer to Purchase

dated May 8, 2007

of

CHESTNUT ACQUISITION CORPORATION

a wholly-owned subsidiary of

GREATBATCH, LTD.

an indirect wholly-owned subsidiary of

GREATBATCH, INC.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Enpath Medical, Inc., a Minnesota corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

Overnight Mail and Hand Delivery:	By Mail:

Newport Office Center VII 480 Washington Boulevard Mail Drop—Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310	P.O. Box 3001 South Hackensack New Jersey 07606 Attn: Reorganization Dept.

By Facsimile Transmission :

(For Eligible

Institutions Only)

(201) 680-4626

Confirm Facsimile

Transmission:

By Telephone

(201) 680-4860

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 5, 2007, UNLESS EXTENDED.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Chestnut Acquisition Corporation, a Minnesota corporation (the “Purchaser”), a wholly-owned subsidiary of Greatbatch, Ltd., a New York corporation (“Limited”), which is an indirect wholly-owned subsidiary of Greatbatch, Inc., a Delaware corporation (“Greatbatch”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 8, 2007 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,              shares of common stock, par value $0.01 per share, (the “Shares”) of Enpath Medical, Inc., a Minnesota corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer:

(Zip Code)

Name of Tendering Institution

(Area Code and Telephone Number)

Account Number

Dated

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated                                  , 2007

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.